Exhibit 4.11

                                 LOAN AGREEMENT

                This Agreement is Made the __ day of April, 2000

                                     Between

                               LIRAZ SYSTEMS LTD.
        a public company organized under the laws of the State of Israel registered under registration No. 52-003685-6,
           Azrieli Center, Triangle Building, Floor 42, Tel Aviv 67023

                                 (the "Lender")

                                       and

                                   ARIE KILMAN
                               I.D. No. 051652410
                                44 Ha'Horesh St.
                              Kefar Shmariahu 46190

                                (the "Borrower")

WHEREAS The Borrower is active chairman of the board of directors of the Lender and wishes to borrow from the Lender a loan; and

WHEREAS The Lender is willing to grant the Borrower a loan in the amount of NIS 1,200,000 (One million and two hundred thousand NIS); and

WHEREAS the parties wish to enter into a written agreement establishing the terms of the loan.

NOW, THEREFORE, THE PARTIES REPRESENT, STIPULATE AND AGREE AS FOLLOWS:

1.    Preamble and Exhibits

      1.1   The  preamble  to  this  Agreement  and  Exhibits   attached  hereto
            constitute an integral part thereof.

      1.2 The chapters and headings in this Agreement are for purpose of convenience only, and shall not be used for interpretation.

2.    Definitions

      In this Agreement the following terms shall have the following meanings:

      2.1 "CPI" - Price index known as "the consumer price index", including fruits and vegetables, published by the central chamber of statistics, including such index if published by other official entity or establishment, or any other replacement index, whether calculated based on the same data as the current index or not.

      2.2 "BASIS CPI" - the CPI published and known on the date of signing this Agreement, namely _____ points.

      2.3   "NEW CPI" - the CPI published and known on the date of payment.

      2.4   "PRINCIPAL" - the amount of NIS1,200,00 or any part thereof.

      2.5   "INTEREST" - as defined in Section 7 hereinafter.

      2.6   "LOAN" - the Principal, linkage differentials and accrued Interest.

      2.7 "OUTSTANDING BALANCE OF THE LOAN" - the Loan less any amount repaid on the account of the Loan.

The Amount of the Loan

3. Subject to the full and accurate fulfillment of the Borrower's obligations under this Agreement, the Lender hereby undertakes to grant the Borrower, and the Borrower undertakes to borrow from the Lender the amount of NIS1,200,000 (one million and two hundred thousand NIS).

4.    Guarantee

      4.1 As guarantee for the fulfillment of the Lender's obligations under this Agreement, the Borrower shall deposit 200,000 (two hundred thousand) ordinary shares NIS0.01 par value each of the Lender, being held by the Borrower (the "Security Shares"), in a special trust account as described in Section 4.4 below, in favor of the Lender (the "Deposit Account").

      4.2 Any bonus shares granted with respect to the Security Shares shall be deposited in the Deposit Account.

      4.3 On the date of signing of this Agreement, the Borrower shall sign a share transfer deed and a letter of instructions to the trustee, attached herein as Exhibit 4.4, such documents will be deposited in the hands of the trustee, G.L.A Trust Services Ltd. (the "Trustee").

      4.4 It is hereby clarified that the sale of the Security Shares and transfer of the proceeds to the Lender does not release the Borrower from its obligations to the Lender under this Agreement, and the sale of the Security Shares shall not be deemed as repayment of the Loan.

      4.5 In the event of sale of the Security Shares without cause, as described in Section 4.2 above, the Lender shall compensate the Borrower for all monetary damages caused to the Borrower by such sale.

5.    Release of Shares

      5.1 Immediately following partial repayment of the Loan ("Partial Repayment"), as described in Section 8 hereinafter, the Lender shall release the amount of the shares proportionate to the amount repaid, provided that the market price of the shares which remained in deposit on that date shall not be less than the amount of the Outstanding Balance of the Loan (the "Remaining Shares").

      5.2 The market price of the Security Shares shall be the closing price of the Lender Shares in the Tel Aviv Stock Exchange Ltd. on the date of each Partial Repayment as described in Section 5.1, or on the trading day immediately following the date of repayment.

The Date of the Loan

6. The Lender shall deposit in the Borrower's bank account the amount of the loan not later than 180 days from the date of signing of this Agreement, provided that the Borrower shall notify the Lender fourteen days in advance of his intention to withdraw the amount of the Loan and shall deposit the Security Shares in the Deposit Account on the date on which he withdraws the Loan.

Interest and Linkage

7. The Loan shall be linked to the CPI and shall bear interest at the rate of 4% per annum from the date of signing of this Agreement until the date of full repayment and/or the repayment date of the Loan as agreed in this Agreement (hereinafter - the "Interest").

8.    Repayment of the Loan

The Borrower shall repay the Loan as described below:

      8.1 The repayment of the Principal and accrued Interest and linkage differentials, as set forth in Section 7 above, shall be repaid by the Borrower to the Lender in 4 equal annual installments.

      8.2 In the event of termination of the Borrower's employment by the Lender or by a subsidiary company of the Lender prior to the full repayment of the Loan, the Borrower shall required to repay immediately the outstanding Principal, the Linkage differentials and Interest accrued until such date.

Obligations of the Borrower

9. The Borrower hereby undertakes, as fundamental obligation, to repay to the Lender the Principal, the Interest and linkage differentials in the rates and on the dates as set forth in this Agreement, and to fulfill his other obligations pursuant to this Agreement.

10.   Execution of Documents and Approvals

      10.1 The Lender and Borrower hereby undertake to sign any required document and/or form, if any, and to appear before all authorities and any other required entity, in order to give full effect or carry out any provision of this Agreement.

      10.2 The grant of the Loan to the Borrower, who is an active chairman of the board of directors of the Lender, is subject to receiving all permits required under the law.

Taxes

11. All taxes related to the Loan, including any tax imposed on the Borrower in connection with Loan, if any, and including value added tax with respect to the linkage differentials and Interest, shall be borne by the Borrower.

Waivers

12. Any waiver, discount, delay, grant of extension or omission to exercise any right on due date accruing to either of the parties to this Agreement, shall not be interpreted as a waiver of any rights accrued to a party under this Agreement.

Notices

13. The parties' addresses are as first written above. Any notice sent to a party mailed by registered mail, return receipt requested, shall be deemed to have been duly given to such party three days following the date it was mailed to such party's address as set forth above, and if hand delivered, on the time of delivery.

In witness therefore the parties affixed their signatures below:


- -------------------                    ------------------
Arie Kilman                            Liraz Systems Ltd.

G.L.E Trust Services Ltd.                                           May __, 2002
2 Iben Gavirol St.
Tel Aviv 64077

Ladies and Gentlemen,

                              NOMINATION OF TRUSTEE

      1. I, the undersigned, Arie Kilman, hereby appoint you as trustee, with respect to holding of 200,000 (two hundred) ordinary shares NIS 1.00 par value each of Liraz Systems Ltd. (the "Security Shares"), in accordance with the provisions of the loan agreement signed between me and Liraz Systems Ltd. (the "Company"), attached hereto to this letter of nomination as Exhibit A and constitutes an integral part thereof (the "Agreement").

      2. I hereby deposit the Security Shares in a trust account in your supervision and the executed shares transfer deed with respect to such Security Shares.

      3. I hereby irrevocably instruct you, that in the event you receive a notice from the Company regarding default on my part in the repayment of the loan or any part thereof, you shall sell the Security Shares during a trade in the Stock exchange, in their entirety or partially, as instructed by the Company, to any third party. In addition, I instruct you to remit to the Company the proceeds received from such sale of the Security Shares, after deduction of applicable taxes and payments under applicable law, and expenses related to the trust and sale of the Security Shares (the "Proceeds").

      4. We hereby irrevocably instruct you to transfer to us any amount of the Security Shares, as instructed by the Company from time to time pursuant to Section 5 of the Agreement.

      5.    This letter of nominations  shall terminate in the following events:
            (a) following the transfer of the Proceeds from the sale of the Security Shares pursuant to Section 3 above to the Company; or (b) following the full repayment of the loan and the Company's confirmation of such repayment.

            The trustee shall transfer to me, following termination of the trust as described above, the outstanding balance of the Security Shares which were not used pursuant to the terms of this letter of instructions.

      6. I hereby agree that, in connection with the services pursuant to this letter of instructions (and any other or additional trust services required from you in the future), you shall not be responsible for any act or omission related to such trust services, whether derived from a mistake of fact, law, discretion or otherwise, provided that the said act or omission were made in good faith; I hereby exempt G.L.E Trust Services Ltd. from responsibility, and undertake to indemnify you, immediately following your demand, with respect to any loss, cost, damage or expense which you or anyone on your behalf may incur in connection with any such act or omissions.

Sincerely yours,


Arie Kilman

                   ADDENDUM TO LOAN AGREEMENT DATED APRIL 2002

   This Agreement is Made and Executed in Tel Aviv the __ day of November, 2002

                                     Between

                               LIRAZ SYSTEMS Ltd.
        a public company organized under the laws of the State of Israel registered under registration No. 52-003685-6,
           Azrieli Center, Triangle Building, Floor 42, Tel Aviv 67023

                                 (the "Lender")

                                       and

                                   ARIE KILMAN
                               I.D. No. 051652410
                                44 Ha'Horesh St.
                              Kefar Shmariahu 46190

                                (the "Borrower")

WHEREAS In April 2002 the Lender and Borrower have signed a loan agreement (the "Original Loan Agreement"), by which the Lender undertook, subject to the full and accurate fulfillment of the Borrower's obligations under the Original Loan Agreement, to grant the Borrower a loan in the amount of NIS1,200,000 (the "Amount of the Loan"); and

WHEREAS As guarantee for the fulfillment of the all Borrower's obligations pursuant to the Original Loan Agreement, the Borrower have deposited 200,000 ordinary shares NIS1.00 par value each of the Lender, being held by the Borrower (the "Security Shares") in a special deposit trust account in favor of the Lender (the "Deposit Account"), as set forth in Exhibit 4.4 of the Original Loan Agreement; and

WHEREAS On October 14, 2002 the Lender published an immediate report pursuant to the Securities Regulations (periodical and immediate reports)-1970, by which, among other things, the Lender informed the Borrower, as interested party in the Lender, that on October 13, 2002 it has entered into agreement with certain shareholders of the Lender and Crystal Systems Solutions Ltd. which is traded on the NAASDAQ on the Tel Aviv Stock Exchange ("Crystal"); and

WHEREAS In the aforementioned agreement with Crystal, it was established, inter alia, that the Borrower shall sell to Crystal his entire holdings in the Lender (1,044,056 ordinary shares NIS1.00 par value each) in a transaction not made during a trade in the stock exchange, in consideration of Crystal's ordinary shares (625,183 Crystal's ordinary shares), which are not registered for trade in the NASDAQ, pursuant to an exchange ratio of one Crystal ordinary share for
1.67 Lender's ordinary shares (the "Conversion Ratio"); and

WHEREAS In light of the above, the parties wish to replace the Security Shares - 200,000 (two hundred thousand) ordinary shares NIS1.00 par value each of the Lender to 119,760 (one hundred nineteen thousand and seven hundred sixty) ordinary shares of

Crystal, in accordance with the Conversion Ratio, and to perform in such share exchange coherently with the Original Loan Agreement.

NOW, THEREFORE, THE PARTIES REPRESENT, STIPULATE AND AGREE AS FOLLOWS:

      1. This Addendum to the Original Loan Agreement and its appendices constitute integral part of the Original Loan Agreement.

      2. Section 4.1 of the Original Loan Agreement will be replaced by the following:

"4.1 As guarantee for the fulfillment of the Lender's obligations under this Agreement, the Borrower shall deposit 119,760 (one hundred nineteen thousand and seven hundred and sixty) ordinary shares of Crystal, being held by the Borrower (the "Security Shares"), in a special trust account as described in Section 4.4 below, in favor of the Lender (the "Deposit Account")."

      3. Exhibit 4.4 attached to the Original Loan Agreement, which comprised of two documents - the share transfer deed and letter of nomination of trustee, shall be replaced by a new Exhibit 4.4 comprising of a new share transfer deed and new letter of nomination of trustee, attached herewith to this Addendum as Exhibits "A" and "B" respectively. To remove all doubt, it is hereby clarified that once the new Exhibit 4.4 is signed, the previous Exhibit 4.4 shall be null and cancelled.

      4. The Lender hereby agrees to the replacement of the Security Shares as aforementioned.

      5. Notwithstanding the provisions of Section 5 of the Original Loan Agreement, for the purpose of the replacement of the shares as described, the Lender hereby agrees to release the Security Shares pursuant to the Original Loan Agreement and to deposit, in lieu of such shares, the Security Shares pursuant to this Addendum in the same Deposit Account as described in the preamble of this Addendum.

      6. To remove all doubt, it is hereby clarified, that subject to the provisions of Section 5 above in this Addendum, Section 5 of the Original Loan Agreement shall remain as is.

      7.    Execution of Documents and Approvals

            7.1 The Lender and Borrower hereby undertake to sign any required document and/or form, if any, and to appear before all authorities and any other required entity, in order to give full effect or carry out any provision in this Addendum.

            7.2 The execution of this Addendum is subject to receipt of all permits required under the law.

      8. The provisions of the remaining sections in the Original Loan Agreement shall remain as is.

In witness therefore the parties affixed their signatures below:


- -----------                     ------------------
Arie Kilman                     Liraz Systems Ltd.

                                    EXHIBIT B

G.L.E Trust Services Ltd.                                      November __, 2002
2 Iben Gavirol St.
Tel Aviv 64077

Ladies and Gentlemen,

                              NOMINATION OF TRUSTEE

      1. I, the undersigned, Arie Kilman, hereby appoint you as trustee, with respect to holding of 119,760 (one hundred nineteen thousand and seven hundred and sixty) ordinary shares of Crystal Systems Solutions Ltd. (the "Security Shares"), in accordance with the provisions of the Addendum to the loan agreement signed between me and Liraz Systems Ltd. (the "Company"). The loan agreement and the addendum thereto attached hereto to this letter of nomination as Exhibit A B and constitute an integral part thereof (the "Loan Agreement and Addendum").

      2. I hereby deposit the Security Shares in a trust account in your supervision and the new executed shares transfer deed with respect to such Security Shares.

      3. I hereby irrevocably instruct you, that in the event you receive a notice from the Company regarding default on my part in the repayment of the loan or any part thereof, you shall sell the Security Shares during a trade in the Stock exchange, in their entirety or partially, as instructed by the Company, to any third party. In addition, I instruct you to remit to the Company the proceeds received from such sale of the Security Shares, after deduction of applicable taxes and payments under applicable law, and expenses related to the trust and sale of the Security Shares (the "Proceeds").

      4. I hereby irrevocably instruct you to transfer to me any amount of the Security Shares, as instructed by the Company from time to time pursuant to Section 5 of the Original Loan Agreement, as such term defined in the Addendum.

      5.    This letter of nominations  shall terminate in the following events:
            (a) following the transfer of the Proceeds from the sale of the Security Shares pursuant to Section 3 above to the Company; or (b) following the full repayment of the loan and the Company's confirmation of such repayment.

            The trustee shall transfer to me, following termination of the trust as described above, the outstanding balance of the Security Shares which were not used pursuant to the terms of this letter of instructions.

      6. I hereby agree that, in connection with the services pursuant to this letter of instructions (and any other or additional trust services required from you in the future), you shall not be responsible for any act or omission related to such trust services, whether derived from a mistake of fact, law, discretion or otherwise, provided that the said act or omission were made in good faith; I hereby exempt G.L.E Trust Services Ltd. from responsibility, and undertake to indemnify you, immediately following your demand, with respect to any loss, cost, damage or expense which you or anyone on your behalf may incur in connection with any such act or omissions.

      7. To remove all doubt, it is hereby clarified that immediately following the signing of this letter of nomination, the Lender and Borrower instruct that the previous letter of nomination which was attached to the Original Loan Agreement be cancelled and replaced by this letter of nomination.

Sincerely yours,


Arie Kilman